                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  GENVEC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

 (2)     Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

(5)      Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:

         -----------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

(3)      Filing party:

         -----------------------------------------------------------------------

(4)      Date filed:

         -----------------------------------------------------------------------

[LOGO]                                                 65 WEST WATKINS MILL ROAD
                                                          GAITHERSBURG, MD 20878
                                                                PH: 240-632-0740
                                                                FX: 240-632-0735
                                                                  www.genvec.com



                                  May 11, 2001


Dear Stockholders:

We are pleased to invite you to attend our first annual meeting of stockholders since GenVec, Inc. became a public company in December 2000. The annual meeting will be held on Tuesday, June 12, 2001 at 9:00 a.m. (local time) at the Company's executive offices located at 65 West Watkins Mill Road, Gaithersburg, MD 20878.

The Board of Directors hopes that you will be able to attend this stockholders' meeting. We look forward to meeting each of you in person and discussing with you some of the significant events that have occurred during the last year and our current prospects.

In order to assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You will find a proxy card in this package that will enable you to vote by proxy. We also encourage you to read the enclosed Proxy Statement, which contains information relevant to the actions to be taken at the meeting. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with the Secretary of the Company either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

GenVec's Annual Report on Form 10-K for the year ended December 31, 2000, is being distributed with this Proxy Statement.


                                               Very truly yours,

                                               PAUL H. FISCHER, Ph.D.
                                               President, Chief Executive
                                               Officer and Director

                                  GENVEC, INC.
                            65 WEST WATKINS MILL ROAD
                             GAITHERSBURG, MD 20878


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 2001


To Our Stockholders:

         Notice is hereby given that the annual meeting of the stockholders of GenVec, Inc. (the "Company") will be held on June 12, 2001, at 9:00 a.m. (local time), at the Company's executive offices at 65 West Watkins Mill Road, Gaithersburg, MD 20878 (the "Annual Meeting"). The Annual Meeting is called for the following purposes:

1. To elect two directors of the Company for a term of three years or until a successor has been elected and qualified;

2. To approve amendments to the Company's 2000 Director Option Plan that would (i) increase the maximum aggregate number of shares of Common Stock available under the plan from 200,000 shares to 350,000 shares,
         (ii) increase from 10,000 to 20,000 the number of shares of Common Stock underlying the options that non-employee directors ("Outside Directors") receive on the date on which they first become an Outside Director, and (iii) provide for a supplemental option grant covering 10,000 shares of Common Stock to each Outside Director as of the date the Board approved the amendments;

3. To approve and ratify the appointment of KPMG LLP as the independent auditors of the Company; and

4. To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         Only stockholders of record at the close of business on May 9, 2001 are entitled to notice of, and to vote at, the Annual Meeting.



                                            By Order of the Board of Directors,

                                            HERBERT J. CONRAD
                                            Chairman


Gaithersburg, Maryland
May 11, 2001

                                  GENVEC, INC.
                            65 WEST WATKINS MILL ROAD
                             GAITHERSBURG, MD 20878

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 2001


         This Proxy Statement is furnished to the stockholders of GenVec, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") for use at the annual meeting of stockholders to be held at the Company's executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 on June 12, 2001, at 9:00 a.m. (local time) and for any postponements or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The expenses of soliciting your proxy will be borne by the Company. This Proxy Statement and the accompanying form of proxy are first being released for mailing to the stockholders on or about May 11, 2001.

         At the Annual Meeting, stockholders will be asked to elect two directors of the Company to serve a three-year term, to approve an amendment to the Company's Director Option Plan, and to ratify the selection of KMPG LLP as independent auditors for the current fiscal year.

         Your vote is important. Accordingly, we urge you to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.



                               MEETING INFORMATION

DATE, TIME AND PLACE

         The Annual Meeting will be held on June 12, 2001, at 9:00 a.m. (local time), at the Company's executive offices located at 65 West Watkins Mill Road, Gaithersburg, MD 20878.

RECORD DATE; VOTING RIGHTS

         Only holders of record of shares of the Company's Common Stock as of the close of business on May 9, 2001 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, the Company had 17,957,932 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. A majority of the outstanding shares entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

         With respect to Proposal 1, the nominees for election as directors who receive the greatest number of votes cast at the Annual Meeting, assuming that a quorum is present, will be elected as directors. A withheld vote will not have any effect on the outcome of the vote for election of directors

         With respect to Proposals 2 and 3, approval will require the affirmative vote of a majority of the total votes cast on the proposal in person or represented by proxy at the Annual Meeting. An abstention will have the effect of a vote against the proposal.

         Brokers who hold shares of Common Stock in street name may not have the authority to vote on certain matters for which they have not received instructions from beneficial owners. Such broker non-votes (arising from the lack of instructions from beneficial owners), although present for quorum purposes, will not change the number of votes cast for or against Proposals 2 or 3.

VOTING AND REVOCATION OF PROXIES

         If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted "FOR" the nominees proposed by the Board of Directors, "FOR" approval of the amendments to the Company's 2000 Director Option Plan and "FOR" the ratification of the selection of auditors. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Annual Meeting.

         Any proxy may be revoked at any time before it is exercised by giving written notice of such revocation or delivering a later dated proxy to the Corporate Secretary of the Company prior to the meeting, or by the vote of the stockholder by ballot at the meeting.

SOLICITATION OF PROXIES

         The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. The Company also will request persons, firms and corporations holding shares of Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. The Company has engaged the services of American Stock Transfer & Trust Company for the purpose of assisting in the solicitation of proxies.


                              BENEFICIAL OWNERSHIP

         The following table sets forth certain information as of May 9, 2001, regarding the beneficial ownership of the Company's Common Stock by (i) those persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the individuals listed in the "Summary Compensation Table" below, (iii) each director of the Company, and (iv) all current directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after May 9, 2001 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person.

         Except as indicated in the footnotes to this table, each stockholder named in the table below has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 17,957,932 shares of Common Stock outstanding on May 9, 2001.

----------------------------------------------------------------------------------------------------------------------
                                                                                NUMBER OF SHARES        PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                                                   OWNED          CLASS OWNED
----------------------------------------------------------------------------------------------------------------------
Pfizer Inc. (1)                                                                        1,925,538                10.7%
----------------------------------------------------------------------------------------------------------------------
Highland Capital Partners (2)                                                          1,875,000                10.4%
----------------------------------------------------------------------------------------------------------------------
Hillman Medical Ventures Partnerships (3)                                              1,652,540                 9.2%
----------------------------------------------------------------------------------------------------------------------
Biotech Growth SA (4)                                                                  1,401,185                 7.8%
----------------------------------------------------------------------------------------------------------------------
Genentech, Inc. (5)                                                                    1,101,863                 6.1%
----------------------------------------------------------------------------------------------------------------------
Wellington Management Company, LLP (6)                                                   900,000                 5.0%
----------------------------------------------------------------------------------------------------------------------
Herbert J. Conrad (7)                                                                     84,459                   *
----------------------------------------------------------------------------------------------------------------------
Hal S. Broderson, M.D. (7) (8)                                                         1,667,539                 9.3%
----------------------------------------------------------------------------------------------------------------------
Wayne Hockmeyer, Ph.D. (7)                                                                     -                   -
----------------------------------------------------------------------------------------------------------------------
Harry T. Rein (7) (9)                                                                    472,626                 2.6%
----------------------------------------------------------------------------------------------------------------------
Wendell Wierenga, Ph.D. (7)                                                               30,000                   *
----------------------------------------------------------------------------------------------------------------------
Gregory F. Zaic (7) (10)                                                                 846,268                 4.7%
----------------------------------------------------------------------------------------------------------------------
Paul H. Fischer, Ph.D. (7)                                                               523,193                 2.8%
----------------------------------------------------------------------------------------------------------------------
Jeffrey W. Church (7)                                                                     82,404                   *
----------------------------------------------------------------------------------------------------------------------
C. Richter King, Ph.D. (7)                                                                83,918                   *
----------------------------------------------------------------------------------------------------------------------
Imre Kovesdi, Ph.D. (7)                                                                  131,673                   *
----------------------------------------------------------------------------------------------------------------------
Henrik S. Rasmussen (7)                                                                   67,965                   *
----------------------------------------------------------------------------------------------------------------------
Thomas E. Smart (7)                                                                      210,508                 1.2%
----------------------------------------------------------------------------------------------------------------------
Grant Yonehiro (7)                                                                       103,040                   *
----------------------------------------------------------------------------------------------------------------------
All directors and executive officers as a group (13 persons)                           4,303,593                22.4%
----------------------------------------------------------------------------------------------------------------------

* Represents ownership that does not exceed 1% of the outstanding shares of the Company's Common Stock.

---------------------------

(1) The Warner-Lambert Company, a wholly owned subsidiary of Pfizer Inc., holds these shares of Common Stock. The address for Pfizer Inc. is 2800 Plymouth Road, Ann Arbor, MI, 48105.

(2) The address for Highland Capital Partners is Two International Place, Boston, MA, 02110. The number of shares of Common Stock beneficially owned includes 1,800,000 shares of Common Stock held by Highland Capital Partners IV Limited Partnership ("Highland Capital") and 75,000 shares of Common

         Stock held by Highland Entrepreneurs' Fund IV Limited Partnership. This information is based on a Schedule 13G filed with the SEC on February 5, 2001, which showed Highland Capital as being the record owner of and having shared voting and shared dispositive power with respect to 1,800,000 shares of Common Stock and sole voting and sole dispositive power with respect to no shares of Common Stock, Highland Management Partners IV LLC ("Highland Management") having shared voting and shared dispositive power with respect to 1,800,000 shares of Common Stock and sole voting and sole dispositive power with respect to no shares of Common Stock as the sole general partner of Highland Capital, and Robert F. Higgins, Paul A. Maeder, Daniel J. Nova, Keith E. Benjamin and Wycliffe K. Grousbeck as each having shared voting and shared dispositive power with respect to 1,875,000 shares of Common Stock and sole voting and sole dispositive power with respect to no shares of Common Stock as managing members of Highland Management.

(3) Consists of 127,118 shares of Common Stock beneficially owned by Hillman Medical Ventures 1992 L.P. ("HMV 1992"), 762,711 shares of Common Stock beneficially owned by Hillman Medical Ventures 1993 L.P. ("HMV 1993"), and 762,711 shares of Common Stock beneficially owned by Hillman Medical Ventures 1994 L.P. ("HMV 1994"). Hillman/Dover Limited Partnership and Cashon Biomedical Associates L.P. are the general partners of each of HMV 1992, HMV 1993, and HMV 1994. Wilmington Securities, Inc. is the sole general partner of Hillman/Dover Limited Partnership. Wilmington Securities, Inc. is a wholly owned subsidiary of Wilmington Investments, Inc., which is a wholly owned subsidiary of The Hillman Company. The Hillman Company is controlled by the Henry L. Hillman Trust U/A dated November 18, 1995 ("HLH Trust"). The trustees of the HLH Trust are Henry L. Hillman, Elsie Hilliard Hillman, and C.G. Grefenstette. The general partners of Cashon Biomedical Associates, L.P. are Ronald J. Brenner, Hal S. Broderson, and Henry L. Hillman. The address for HMV 1992, HMV 1993, HMV 1994, Hillman/Dover Limited Partnership, Wilmington Securities, Inc., and Wilmington Investments, Inc. is 824 Market Street, Suite 900, Wilmington, DE 19801. The address for the Hillman Company and the HLH Trust is 1900 Grant Building, Pittsburgh, PA 15219. The address for Cashon Biomedical Associates L.P. is One Tower Bridge, Suite 1350, 100 Front Street, West Conshohocken, PA 19428, Attention: Hal S. Broderson, M.D. This information is based on a Schedule 13G filed with the SEC.

(4) The address for Biotech Growth SA is Calle 53, Urbanizacion Obarrio, Torre Swiss Bank, Piso 16, Panama City, Zona 1, Republic of Panama. This information is based on a Schedule 13G filed with the SEC on February 14, 2001, which reported that BB Biotech AG and Biotech Growth S.A. each held shared voting and shared dispositive power with respect to 1,401,185 shares of Common Stock and sole voting and sole dispositive power with respect to no shares of Common Stock. Biotech Growth SA is the record holder of the shares of Common Stock. BB Biotech AG is the parent company of Biotech Growth SA and therefore may be deemed to be the beneficial owner of the shares of Common Stock.

(5)      The address for Genentech, Inc. is One DNA Way, South San Francisco, CA
         94080.

(6) The address for Wellington Management Company LLP is 75 State Street, Boston, MA, 02109. This information is based on a Schedule 13G filed with the SEC on February 13, 2001, which reported sole voting power for no shares of Common Stock, shared voting power for 814,300 shares of Common Stock, sole dispositive power for no shares of Common Stock and shared dispositive power for 900,000 shares of Common Stock. Wellington Management Company LLP's ownership is based upon its being the parent holding company for Wellington Trust Company, NA. The shares of Common Stock reported here are held of record by clients of Wellington Management Company LLP and are reported based on Wellington Management Company LLP's capacity as investment adviser.

(7) Includes shares of Common Stock issuable upon exercise of options that are exercisable within 60 days in the following amounts:
         Herbert J. Conrad, 76,358 shares; Hal S. Broderson, 15,000 shares; Wayne Hockmeyer, no shares; Harry T. Rein, 15,000 shares;
         Wendell Wierenga, 30,000 shares; Gregory F. Zaic, 15,000 shares; Paul H. Fischer, 504,127 shares; Jeffrey W. Church, 81,404 shares;
         C. Richter King, 83,918 shares; Imre Kovesdi, 86,425 shares;
         Henrik S. Rasmussen, 67,965 shares; Thomas E. Smart, 146,950 shares; and Grant Yonehiro, 92,872 shares.

(8) The number of shares of Common Stock beneficially owned by Dr. Broderson includes 127,117 shares of Common Stock owned by HMV 1992., 762,711 shares of Common Stock owned by HMV and 762,711 shares of Common Stock owned by HMV 1994. See note 3.

(9) The number of shares of Common Stock owned by Mr. Rein includes 24,483 shares of Common Stock held by Canaan Capital, L.P., 204,330 shares of Common Stock held by Canaan Capital Offshore L.P., C.V. and 228,813 shares of Common Stock held by Canaan S.B.I.C., L.P. Mr. Rein disclaims beneficial ownership of these shares of Common Stock.

(10) The number of shares of Common Stock owned by Mr. Zaic includes 826,268 shares of Common Stock held by Prince Venture Partners III, L.P. Mr. Zaic disclaims beneficial ownership of these shares of Common Stock.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS


         The Company's Bylaws provide that the number of members of the Board shall be fixed and determined from time to time by resolution of the Board of Directors. The Company's Board of Directors currently consists of seven persons divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the Annual Meeting, the annual meeting of stockholders to be held in 2002 and the annual meeting of stockholders to be held in 2003. At the Annual Meeting, two directors will be elected by the stockholders to serve a three-year term or until the election and qualification of a successor.

         The Board has nominated Hal S. Broderson, M.D. and Harry T. Rein, each incumbent directors, to serve as directors. It is intended that the accompanying proxy will be voted for the election as directors of the nominees, unless the proxy contains contrary instructions. The Company has no reason to believe that either of the nominees will not be a candidate or will be unable to serve. However, if either of the nominees should become unable or unwilling to serve as a director, the persons named as proxies will vote for the election of such person or persons as shall be designated by the Board.

         Both nominees have consented to being named in this Proxy Statement and to serve if elected.

         The following table sets forth the names and ages, as of April 30, 2001, of the nominees for election to the Board of Directors, as well as the directors whose terms will continue, their respective positions and offices with the Company, the period during which each has served as a director of the Company and their principal occupations or employment during the past five years.

-------------------------------------------------------------------------------------------------------------------
NAME                                      AGE     POSITION                                       DIRECTOR SINCE
-------------------------------------------------------------------------------------------------------------------
Hal S. Broderson, M.D. (1) (2)            43      Director                                            1992
-------------------------------------------------------------------------------------------------------------------
Harry T. Rein (3)                         56      Director                                            1995
-------------------------------------------------------------------------------------------------------------------
Gregory F. Zaic (1) (2)                   53      Director                                            1992
-------------------------------------------------------------------------------------------------------------------
Wendell Wierenga, Ph.D. (2)               53      Director                                            1998
-------------------------------------------------------------------------------------------------------------------
Herbert J. Conrad (1) (3)                 68      Chairman of the Board of Directors                  1994
-------------------------------------------------------------------------------------------------------------------
Wayne Hockmeyer, Ph.D.                    56      Director                                            2000
-------------------------------------------------------------------------------------------------------------------
Paul H. Fischer, Ph.D. (3)                51      President, Chief Executive Officer and              1996
                                                  Director
-------------------------------------------------------------------------------------------------------------------


(1)      Member of Compensation Committee

(2)      Member of Audit Committee

(3)      Member of Executive Committee

NOMINEES FOR TERMS EXPIRING IN 2004

         HAL S. BRODERSON, M.D. has served as a director of the Company since our inception in 1992. From December 1992 to September 1993, he served as President. From 1988 to the present, he has been a general partner of Cashon Biomedical Associates, L.P., which is the managing general partner of the Hillman Medical Ventures Partnerships. Dr. Broderson is currently President of Rock Hill Ventures, Inc., a venture capital and management firm.

         HARRY T. REIN has served as a director of the Company since September 1995. He was a principal founder of Canaan Partners in 1987, a venture capital firm, and has served as Managing General Partner since its inception. He is also a director of Anadigics, Inc. and OraPharma, Inc.

CONTINUING DIRECTORS FOR TERMS EXPIRING IN 2002

         GREGORY F. ZAIC has served as a director of the Company since its inception in 1992. From May 1993 to September 1993, Mr. Zaic served as Chief Executive Officer and from May 1993 to September 1996, he was Chairman of the Board of Directors. Since 1987, he has been a general partner of Prince Ventures, L.P., a venture capital firm. Mr. Zaic is also a director of Aronex Pharmaceuticals, Inc. and Xylos Corporation.

         WENDELL WIERENGA, Ph.D. has served as a director of the Company since April 1998. Dr. Wierenga is currently President and CEO of Syrrx, Inc., a biotechnology company. From 1990 until September 2000, Dr. Wierenga was with the Parke-Davis Pharmaceutical Research division of the Warner-Lambert Company, a wholly owned subsidiary of Pfizer Inc., a pharmaceutical company, most recently as Senior Vice President of Worldwide Preclinical Research, Development and Technologies. Dr. Wierenga also currently serves as a director of Aurora Biosciences Corporation, Onyx Pharmaceuticals and Xenoport, Inc.

CONTINUING DIRECTORS FOR TERMS EXPIRING IN 2003

         HERBERT J. CONRAD has served as Chairman of the Board of Directors since September 1996, and as a director since August 1994. Mr. Conrad also served as Chief Executive Officer from September 1996 to December 1996. Mr. Conrad is also a director of Sicor Inc., Bio-Technology General Corp., UroCor, Inc. and Reliant Pharmaceuticals, Inc.

         WAYNE HOCKMEYER, Ph.D. has served as a director of GenVec since December 2000. Dr. Hockmeyer is currently Chairman of MedImmune, Inc., a biotechnology company he founded in April 1988. From 1988 until October 2000, Dr. Hockmeyer served as MedImmune's President and Chief Executive Officer. He was elected to serve on MedImmune's Board of Directors in May 1988 and became Chairman in May 1993. Dr. Hockmeyer also currently serves as a director of Digene Corporation, Aviron, Intermune Pharmaceuticals, Inc. and Advanced Pharma.

         PAUL H. FISCHER, Ph.D. has been President and Chief Executive Officer and a director since November 1996, and has served in various positions with the Company since March 1995, including Executive Vice President and Chief Operating Officer and Vice President of Research and Development.

BOARD COMMITTEES

         EXECUTIVE COMMITTEE. The executive committee consists of Dr. Fischer, Mr. Conrad and Mr. Rein. This committee exercises all powers and authority of the Board with some exceptions as provided under Delaware law. The committee did not meet during 2000.

         COMPENSATION COMMITTEE. The compensation committee, which currently consists of Mr. Conrad, Mr. Zaic and Dr. Broderson, reviews and makes recommendations to the Board regarding the compensation and benefits of our officers and establishes and reviews general policies relating to compensation and benefits to our employees and consultants. The Compensation Committee met six times during 2000.

         AUDIT COMMITTEE. The audit committee, which currently consists of Mr. Zaic, Dr. Wierenga and Dr. Broderson, makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the independent auditors and reviews and evaluates our internal accounting procedures and controls. The Board of Directors has adopted a written charter for the audit committee, a copy of which is attached as Annex A to this Proxy Statement. Each member of the audit committee is independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee met two times during 2000 and, after December 31, 2000, once with respect to fiscal 2000 matters.

BOARD AND COMMITTEE MEETINGS

         The Board held a total of five meetings (in person or by teleconference) during the year ended December 31, 2000. Each of the directors attended at least 75% of the meetings of the Board and the committees thereof on which such director served that were held during 2000.

COMPENSATION OF DIRECTORS

         Each non-employee director receives $2,000 per Board meeting attended, $650 per committee meeting attended and $3,000 per quarter as a retainer. Directors may be reimbursed for some expenses in connection with attendance at Board and committee meetings.

         Under the 2000 Director Option Plan, each new non-employee director receives nondiscretionary, automatic grants of options to purchase 10,000 shares of Common Stock upon the effective date such non-employee director joins the Board. Under the amendments to the plan to be voted on at the Annual Meeting this number will increase to 20,000 shares. Each non-employee director who has served on the Board for at least six months receives a nondiscretionary, automatic grant of options to purchase 6,000 shares of Common Stock on the date of each annual meeting of stockholders, plus an option for an additional 3,000 Shares for each committee such director serves on. Each option granted under the Director Option Plan also becomes exercisable ratably over a four-year period.

         See "Certain Relationships and Related Transactions" for a description of the Company's consulting agreement with our Chairman, Mr. Herbert J. Conrad.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                    THE ELECTION OF THE NOMINEES NAMED ABOVE.


                 PROPOSAL 2 -- PROPOSAL TO APPROVE AMENDMENTS TO
                   THE GENVEC, INC. 2000 DIRECTOR OPTION PLAN

         The Board is asking stockholders to approve amendments to the GenVec, Inc. 2000 Director Option Plan (the "Director Plan"). The Board approved the amendments on March 14, 2001.

         The purposes of the Director Plan are to attract and retain the best available personnel for service as non-employee directors of the Company ("Outside Directors"), to provide additional incentive to the Outside Directors to serve as directors, and to encourage their continued service on the Board.

         If stockholders do not approve the amendments, the Director Plan will continue in effect in its current form.

DESCRIPTION OF THE AMENDMENTS TO THE DIRECTOR PLAN

         The Company is seeking stockholder approval of amendments to the Director Plan. The amendments would:

o increase the maximum aggregate number of shares of Common Stock available under the Director Plan from 200,000 shares to 350,000 shares;

o increase from 10,000 to 20,000 the number of shares of Common Stock underlying the Options that Outside Directors receive on the date on which they first become an Outside Director; and

o provide for a supplemental First Option grant for 10,000 shares of Common Stock to each Outside Director as of the date the Board approved the amendments.

         The Company is proposing these amendments because it believes that it needs to increase the number of shares of Common Stock underlying the First Option in order for its director compensation to be competitive with other companies in its industry and to attract the high-caliber, experienced directors the Company needs in order to grow in accordance with its business plan. This belief is based upon management's comparison of the Company's director compensation program to those of other companies in the biotech industry. Management concluded that while the Subsequent and Additional Options under the Director Plan were in line with industry practice, the Company's First Option grant was low compared to other companies in its industry. The Company believes that the proposed amendment will bring the Company's initial option grant more in line with current industry practice.

DESCRIPTION OF THE DIRECTOR PLAN AS AMENDED

         The following summary of the material terms of the Director Plan, as amended and restated, is qualified in its entirety by reference to the full text of the Director Plan. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Director Plan. A complete copy of the Director Plan, as amended and restated, is available by writing to GenVec, Inc., 65 West Watkins Mill Road, Gaithersburg, Maryland 20878, ATTN:
Corporate Secretary.

         ELIGIBILITY.  Options may be granted only to Outside Directors.

         ADMINISTRATION AND GRANTS OF OPTIONS UNDER THE DIRECTOR PLAN. All grants of Options to Outside Directors under the Director Plan are automatic and nondiscretionary. No person has any discretion to select which Outside Directors will be granted Options or to determine the number of shares of Common Stock to be covered by Options.

         Outside Directors who join the Board after stockholder approval of the amendments will be automatically granted an Option to purchase 20,000 shares of Common Stock on the date on which such person becomes a Director (the "First Option").

         Further, Outside Directors in office on the effective date of the amendment to the Director Plan, or March 14, 2001, will be granted a supplemental First Option for 10,000 shares of Common Stock.

         In addition, each Outside Director will be automatically granted an Option to purchase

6,000 shares of Common Stock (a "Subsequent Option") on the date of the annual stockholders' meetings of each year, provided he or she is then an Outside Director and if, as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

         Also, each Outside Director will be automatically granted an Option to purchase 3,000 shares of Common Stock (an "Additional Option") for each committee of the Board on which such Outside Director serves on the date of his or her appointment or reappointment to a committee.

         SHARES SUBJECT TO GRANT AND ADJUSTMENT. Subject to stockholder approval of the amendments to the Director Plan to be voted upon at the Annual Meeting, the number of shares of Common Stock that may be issued subject to Options under the Director Plan is 350,000. The number of shares of Common Stock available under the Director Plan will be adjusted for certain changes in the capitalization of the Company. As of April 30, 2001, Options covering 10,000 shares of Common Stock have been granted under the Director Plan.

         If any Option granted under the Director Plan would cause the number of shares of Common Stock underlying outstanding Options plus the number of shares of Common Stock previously purchased under the Director Plan to exceed the shares of Common Stock reserved under the Director Plan, then the Outside Directors will be granted Options for the remaining shares of Common Stock available under the Director Plan on a pro rata basis. No further grants will be made until additional shares of Common Stock become available for grant under the Director Plan, either through an increase in the number of shares that may be issued under the Director Plan or through the cancellation or expiration of Options previously granted under the Director Plan.

         TERMS OF OPTIONS GRANTED UNDER THE DIRECTOR PLAN. All Options granted under the Director Plan will be nonstatutory stock options.

         The term of any Option granted under the Director Plan will be ten years. The exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant of the Option. The Fair Market Value is the closing sales price for the Common Stock as reported on the Nasdaq on date of the grant. In addition, subject to adjustments upon dissolution, liquidation, merger or asset sale, each Option will become exercisable as to 25% of the shares of Common Stock subject to the Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

         Generally, an Option granted under the Director Plan is exercisable only while the Outside Director remains a director of the Company. Other than in connection with dissolution, liquidation, merger or sale of all or substantially all the assets of the Company, if an Optionee's status as a director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option within three months. If an Optionee's status as a director terminates as a result of death or Disability, then the Optionee, or his or her estate or whoever received the Option upon the Optionee's death, may exercise the Option within twelve months. However, in each case the Option may be exercised only to the extent that the Optionee was entitled to exercise it on the date of his or her termination.

         ADJUSTMENTS UPON DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE. In the event of a proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such dissolution or liquidation.

         In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, the successor corporation (the "Successor Corporation") may assume any Options granted under the Director Plan or substitute equivalent options. If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable, for a period of thirty days.

         TRANSFERABILITY. Options granted under the Director Plan are not transferable other than by will or by the laws of descent or distribution. Any Options granted under the Director Plan may only be exercised, during the Optionee's lifetime, by the Optionee.

         PAYMENT OF EXERCISE PRICE. Payment of the exercise price of an Option may be made in cash, by check, by a broker-assisted cashless exercise, by payment in shares of the Company's stock held for at least six months, or by any combination of these methods.

         AMENDMENT AND TERMINATION. The Board has the power to amend, alter, suspend or discontinue the Director Plan in any respect at any time. However, no such amendment, alteration, suspension or discontinuance may affect the validity of any award outstanding on the date of termination. Unless terminated earlier by the Board, the Director Plan will terminate on October 18, 2010. Subject to other applicable provisions of the Director Plan, all awards made under the Director Plan prior to its termination will remain in effect until those awards have been satisfied or terminated.

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion briefly summarizes certain United States federal income tax aspects of Options granted pursuant to the Director Plan. State and local tax consequences may differ.

         NONSTATUTORY STOCK OPTIONS. An Optionee generally is not required to recognize income on the grant of a nonstatutory stock option. Instead, ordinary income generally is required to be recognized on the date the nonstatutory stock option is exercised. In general, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the exercise date over the exercise price.

         GAIN OR LOSS ON SALE OR EXCHANGE OF DIRECTOR PLAN SHARES. In general, gain or loss from the sale or exchange of Shares granted under the Director Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange.

         DEDUCTIBILITY BY COMPANY. In general, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the Optionee, provided that certain income tax reporting requirements are satisfied.

         PARACHUTE PAYMENTS. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person receiving the payment generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the vesting of nonstatutory options is accelerated due to a merger or asset sale, such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

BENEFITS UNDER THE DIRECTOR PLAN AS AMENDED

         If the amendments to the Director Plan are approved, the six Outside Directors will each receive a one-time supplemental First Option for 10,000 shares. The exercise price of such Options is $5.625 per share, the Fair Market Value of the Common Stock on March 14, 2001, the date of grant.


               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                    PROPOSED AMENDMENTS TO THE DIRECTOR PLAN.


                   PROPOSAL 3 -- APPROVAL AND RATIFICATION OF
                     THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors recommends a vote for the approval and ratification of the appointment of KPMG LLP, Certified Public Accountants, as the Company's independent auditors for the year ending December 31, 2001. KPMG LLP has been the Company's auditors for the past year and has no direct or indirect financial interest in the Company. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

AUDIT FEES

         The Company incurred fees of $92,735 to KPMG LLP for the 2000 annual audit.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not pay any financial information systems design and implementation fees to KPMG LLP during 2000.

ALL OTHER FEES

         The Company incurred fees of approximately $397,739 to KPMG LLP for all other services provided by it in 2000, including services provided in connection with its initial public offering, financial advisory services, tax return preparation and tax consulting services.

         The Audit Committee has considered whether KPMG's provision of other non-audit services to the Company is compatible with maintaining KPMG's independence.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE APPROVAL AND RATIFICATION OF THE APPOINTMENT
                 OF KPMG LLP AS THE COMPANY'S AUDITORS FOR 2001.

                          REPORT OF THE AUDIT COMMITTEE

         The Board of Directors of the Company has appointed an Audit Committee consisting of three directors, each of whom is independent as defined in Nasdaq's listing standards.

         The Board has adopted a written charter for the Audit Committee. A copy of that Charter is included as Annex A to this Proxy Statement.

         The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's consolidated financial statements, to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's consolidated financial statements and for maintaining internal control. The independent auditors are responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those audited consolidated financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

         The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and with KPMG LLP, the Company's independent auditors.

         The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

         The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. The Committee has discussed KPMG's independence with KPMG.

         Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                         By the Audit Committee:

                                         Gregory F. Zaic (Chairman)
                                         Hal S. Broderson, M.D.
                                         Wendell Wierenga, Ph.D.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth a summary of all compensation paid or accrued by the Company to the Chief Executive Officer and to the next four most highly compensated executive officers whose annual compensation exceeded $100,000 for 2000 for services rendered to the Company during the years ended December 31, 2000 and 1999.


                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------------
                                                                                              LONG-TERM
                                                                  ANNUAL COMPENSATION        COMPENSATION
                                                                                                AWARDS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                              SECURITIES         ALL OTHER
NAME AND PRINCIPAL POSITION                         YEAR         SALARY         BONUS         UNDERLYING       COMPENSATION
                                                                   ($)           ($)       OPTIONS/SARS (#)         (2)
-------------------------------------------------------------------------------------------------------------------------------
Paul H. Fischer, Ph.D.                              2000        $256,608       $50,800            -               $2,625
  President, Chief Executive Officer and            1999        $237,600       $20,203         150,000               -
  Director
-------------------------------------------------------------------------------------------------------------------------------
Jeffrey W. Church                                   2000        $189,590       $33,366          37,500            $2,625
  Chief Financial Officer, Treasurer and            1999        $177,188        $5,326            -                  -
  Corporate Secretary
-------------------------------------------------------------------------------------------------------------------------------
Imre Kovesdi, Ph.D.                                 2000        $176,390       $29,460          15,000            $2,625
  Vice President, Chief Science Officer             1999        $167,991       $19,856          19,500               -

-------------------------------------------------------------------------------------------------------------------------------
Henrik S. Rasmussen, M.D., Ph.D.                    2000        $198,075       $32,248          37,500            $2,625
  Vice President, Clinical Operations               1999           (1)           (1)           112,500               -
  and Regulatory Affairs
-------------------------------------------------------------------------------------------------------------------------------
Thomas E. Smart                                     2000        $186,000       $29,460          46,873            $2,625
  Senior Vice President of Corporate                1999        $160,500       $18,262          48,750               -
  Development
-------------------------------------------------------------------------------------------------------------------------------


(1) Dr. Rasmussen joined GenVec in April 1999. His annual salary for 1999 was $190,000. Dr. Rasmussen received a $20,000 sign-on bonus.

(2) Represents the Company's contribution to GenVec's 401-K Defined Contribution Plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth grants of stock options made during the year ended December 31, 2000, to each of the individuals listed in the Summary Compensation Table.

----------------------------------------------------------------------------------------------------------------------
                              NUMBER OF       % OF TOTAL                                      POTENTIAL REALIZABLE
                              SECURITIES        OPTIONS                                     VALUE AT ASSUMED ANNUAL
                              UNDERLYING      GRANTED TO       EXERCISE                       RATES OF STOCK PRICE
                               OPTIONS       EMPLOYEES IN     PRICE PER      EXPIRATION     APPRECIATION FOR OPTION
           NAME              GRANTED (1)         2000           SHARE           DATE                TERM (2)

----------------------------------------------------------------------------------------------------------------------
                                                                                                5%           10%
----------------------------------------------------------------------------------------------------------------------
Paul H. Fischer, Ph.D.            -                -              -              -              -             -
----------------------------------------------------------------------------------------------------------------------
Jeffrey W. Church               37,500           5.6%           $4.67        9/13/2010       $145,564      $335,518
----------------------------------------------------------------------------------------------------------------------
Imre Kovesdi, Ph.D.             15,000           2.2%           $4.67        9/13/2010       $ 58,225      $134,207
----------------------------------------------------------------------------------------------------------------------
Henrik Rasmussen, M.D.,         37,500           5.6%           $4.67        9/13/2010       $145,564      $335,518
Ph.D.
----------------------------------------------------------------------------------------------------------------------
Thomas E. Smart                 37,499           5.6%           $7.47        3/22/2010       $ 40,563      $230,512
                                 9,374           1.4%           $4.67         6/7/2010       $ 36,387      $ 83,871
----------------------------------------------------------------------------------------------------------------------


(1) All options vest 6/48th after six months from the date of grant and the remainder pro rata monthly over the ensuing 42 months. The Company's 1993 Stock Incentive Plan provides that in the event GenVec merges with or into another company, or GenVec sells substantially all of its assets, each option will fully vest and become exercisable.

(2) In accordance with the rules and regulations of the Securities and Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices, and no assurance can be given that these rates of annual compound stock appreciation will be achieved.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

-------------------------------------------------------------------------------------------------------------------------
                                                NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS                 IN-THE-MONEY OPTIONS
                      SHARES                         AT DECEMBER  31, 2000                AT DECEMBER 31, 2000
                     ACQUIRED                ----------------------------------------------------------------------------
                        ON          VALUE
NAME                 EXERCISE      REALIZED      EXERCISABLE     UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------
Paul H. Fischer,
Ph.D.                   ---            ---          496,305            11,737           $3,771,793           $79,225
-------------------------------------------------------------------------------------------------------------------------
Jeffrey W. Church       ---            ---           61,249            81,251             $413,431          $476,444
-------------------------------------------------------------------------------------------------------------------------
Imre Kovesdi,
Ph.D.                  5,000         $45,550         86,175            28,407             $761,840          $143,507
-------------------------------------------------------------------------------------------------------------------------
Henrik S. Rasmussen
M.D., Ph.D.             ---            ---           46,873           103,126             $248,427          $528,943
-------------------------------------------------------------------------------------------------------------------------
Thomas E. Smart         ---            ---          129,718            79,816             $960,910          $330,596
-------------------------------------------------------------------------------------------------------------------------


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         On March 9, 1995, the Company entered into a letter of employment with Paul H. Fischer, Ph.D., to serve as Vice President of Research and Development. On November 7, 1996, Dr. Fischer was named President and Chief Executive Officer. Under the terms of the letter, Dr. Fischer receives an annual salary of at least $170,000. The terms of the letter also provide for the continued payment of Dr. Fischer's salary should he be terminated without cause. These salary payments will be paid for nine months from the effective date of such termination, but will cease if Dr. Fischer becomes permanently employed at the same or a greater salary during the nine-month period. Dr. Fischer entered into a letter agreement with us regarding proprietary information, inventions and non-competition.

         On August 24, 1998, the Company entered into a letter of employment with Jeffrey W. Church to serve as Chief Financial Officer. Under the terms of the letter, Mr. Church receives an annual salary of at least $175,000, with an anticipated annual performance bonus of up to 25% of his salary, subject to the achievement of particular milestones. The terms of the letter also provide for at-will employment and for the continued payment of Mr. Church's salary should he be terminated without cause. These salary payments will be paid for six months from the effective date of such termination, but will cease if Mr. Church becomes permanently employed at the same or a greater salary during the six-month period. Mr. Church entered into a letter agreement with us regarding proprietary information, inventions and non-competition.

         On June 6, 1993, the Company entered into a letter of employment with Dr. Imre Kovesdi. Under the terms of the letter, Dr. Kovesdi receives an annual salary of at least $100,000. The terms of the letter also provide for the continued payment of Dr. Kovesdi's salary should he be terminated without cause. These salary payments will be paid for twelve months from the effective date of such termination, but will cease if Dr. Kovesdi becomes permanently employed at the same time or a greater salary during the twelve-month period. On June 11, 1993, Dr. Kovesdi entered into a letter agreement with us regarding proprietary information, inventions and non-competition.

         On April 15, 1999, the Company entered into a letter of employment with Henrik Rasmussen, M.D., Ph.D., to serve as Vice President of Clinical Operations and Regulatory Affairs. Under the terms of the letter, Dr. Rasmussen receives an annual salary of at least $190,000 and is eligible for a bonus, in accordance with our current compensation plan, based on achievement of corporate and individual goals. The terms of the letter also provide for at-will employment and for the continued payment of Dr. Rasmussen's salary should he be terminated without cause. These salary payments will be paid for six months from the effective date of such termination, but will cease if Dr. Rasmussen becomes permanently employed at the same or a greater salary during the six-month period. Dr. Rasmussen entered into a letter agreement with us regarding proprietary information, inventions and non-competition.

         On March 9, 1995, the Company entered into a letter of employment with Thomas E. Smart to serve as Executive Director of Corporate Development. In January 2000, Mr. Smart was named Senior Vice President of Corporate Development. Under the terms of the letter, Mr. Smart receives an annual salary of at least $110,000 plus bonus. The terms of the letter also provide for the continued payment of Mr. Smart's salary should he be terminated without cause. These salary payments will be paid for six months from the effective date of such termination, but will cease if Mr. Smart becomes permanently employed at the same or a greater salary during the six-month period. Mr. Smart entered into a letter agreement with us regarding proprietary information, inventions and non-competition.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our compensation committee consists of Mr. Conrad, Mr. Zaic and Dr. Broderson. On March 1, 2000, the Company entered into a consulting agreement with Mr. Conrad, the chairman of the Board of Directors and of the compensation committee. Under the agreement, Mr. Conrad will consult with us for a minimum of five days per month for $1,500 per day.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

         Based solely on the Company's review of copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 2000, the Company believes that all Section 16(a) filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners were complied with, except that Dr. Hockmeyer's Initial Statement of Beneficial Ownership of Securities on Form 3 and change in Beneficial Ownership on Form 4 were not filed timely, Mr. Church's purchase of 1,000 shares of Common Stock in the Company's initial public offering in December 2000 was not reported timely on Form 4, and Dr. Kovesdi's exercise of options in December 2000 and January 2001 were not reported timely on Form 4. The required forms have since been filed with the SEC.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         It is part of the responsibility of the Company's Compensation Committee to exercise the power and authority of the Board of Directors with respect to the compensation of employees and to administer the Company's stock option plans. Consequently, it is the Compensation Committee's responsibility to review compensation levels of members of the Company's executive officers and to evaluate their performance. The compensation structure of the Company's executive officers, including its President and Chief Executive Officer, includes a combination of base salaries, cash bonuses and stock options and other long-term incentive compensation under our 1993 Stock Incentive Plan.

         GENERAL COMPENSATION POLICY. The Committee's policy is to provide the executive officers, including the Company's President and Chief Executive Officer, with compensation based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that is competitive enough to attract and retain the highly skilled individuals the Company needs in order to operate its business. In addition, the Committee believes that the compensation program should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. Accordingly, each executive officer's compensation package may be comprised of three elements: (i) base salary; (ii) annual cash bonuses; and (iii) long-term stock based incentive awards designed to align the interests of the executive officers and the Company's stockholders.

         BASE SALARY. Salary ranges and individual salaries for executive officers are reviewed annually. In evaluating the reasonableness of compensation paid to the Company's executive officers, the Compensation Committee takes into account how compensation compares to compensation paid by competing companies for positions with a similar scope of responsibilities and job complexities as well as the Company's performance. In making this determination, the Compensation Committee has relied in part on independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries. The Committee generally targets salaries at or slightly below the middle of the industry salary range.

         To a lesser extent, the Committee also considers individual contributions, business performance and labor market conditions in setting base salary. Accordingly, higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives.

         ANNUAL CASH BONUSES. All employees, including executive officers and the President and CEO, are eligible for annual bonuses. The bonus for all employees and executive officers, except for the President and CEO, is based on the achievement of pre-determined (i) individual and team goals and (ii) corporate goals. Each year, a bonus pool is set aside for distribution as bonuses in the first quarter of the next fiscal year. For 2000, the bonus structure was: (i) up to 50% of the bonus pool could be awarded based on the achievement of individual and team goals as assessed by each respective employees' annual performance evaluation, and (ii) up to 50% of the bonus pool could be awarded based on the achievement of certain of the corporate goals for 2000. For purposes of compensation decisions, the Compensation Committee measured the Company's performance and that of each executive officer in 2000 against goals established by the Board of Directors under the Company's Annual Operating Budget/Business Plan prior to the start of the year. Based upon individual performance and contributions, the Compensation Committee awarded the respective officers discretionary bonuses that fell within ranges established by the Compensation Committee prior to the start of the year. Such ranges are based on a range of percentages of the employee's salary, with those with higher salary grades being eligible for a higher percentage of their salary to be paid as a bonus. The corporate goals for 2000 related to financing activities, progress in product development programs, the establishment of new strategic alliances and other business development initiatives. Certain of these goals carried a higher weighting than others. The Company achieved 90 percent of its 2000 corporate goals.

         LONG-TERM INCENTIVE COMPENSATION. The Committee believes that stock options provide a useful incentive for future performance and for attracting, retaining and motivating individuals upon whom the Company's sustained growth and financial success depend. Stock option and restricted stock grants also serve to link the interests of the Company's executives and its stockholders because increases in the value of the options and restricted stock are directly tied to increases in stockholder value.

         Long-term incentive compensation is granted pursuant to the Company's 1993 Stock Incentive Plan. While the 1993 Plan allows for the granting of both options and restricted stock, to date the Company has granted only options pursuant to the 1993 Plan. With respect to grants of stock options to executive officers, the Compensation Committee takes into account the responsibility of each executive officer and the existing stock options already held by such person. The Committee also reviews surveys similar to those reviewed in conjunction with base salary determinations to ensure that option grants are consistent with other companies in the Company's industry. Generally, grants are awarded to those eligible employees receiving an above average or excellent rating on their annual performance evaluations and whose current stock options are over 50% vested. In other words, employees who perform well are generally granted options once every two years.

         Each option allows the grantee to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time. Each option generally becomes exercisable in installments over a fixed period, contingent upon the grantee's continued employment or association with the Company. Accordingly, the option will provide a return to the executive only if he or she remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates during the option term.

         CEO COMPENSATION. The Board of Directors believes that the Company must provide a total CEO compensation package that will motivate and retain a CEO of outstanding ability who is capable of directing the strategic focus of the Company. The Company's CEO compensation package includes the three components outlined above. CEO compensation is generally set in accordance with the guidelines set out above, except that Dr. Fischer's bonus is based solely on the achievement of corporate goals. In addition, the Chairman of the Board performs an annual, in-depth performance evaluation of Dr. Fischer in connection with the Committee's salary determinations.

         Dr. Fischer's base salary was increased from $237,500 to $256,500 for the year 2000 based upon the Committee's annual salary review process discussed above. Dr. Fischer's salary for 2001 has been increased to $282,250 based upon the annual review process. The increases were based on Dr. Fischer's performance, achievement of corporate goals and on salary surveys.

         Dr. Fischer's bonus is based solely on the achievement of corporate goals. For 2000, the Committee approved management's recommendation of $25,400 for the portion of Dr. Fischer's bonus that is generally based on the annual performance evaluation, based on the achievement of 90 percent of the corporate goals for 2000. Dr. Fischer also was granted $25,400 for the portion of the bonus based on the achievement of corporate goals, for a total bonus of $50,800. This bonus was paid to Dr. Fischer in January 2001.

         The Committee does not calculate the size of Dr. Fischer's stock option awards with reference to the compensation practices of a peer group or other objective criteria. Instead, the number of shares of Common Stock subject to options granted is determined in the Committee's discretion, based, in part, on awards made to Dr. Fischer in prior fiscal years and its belief that Dr. Fisher should continue to have a substantial equity interest in the Company.

         Dr. Fischer did not receive any option grants in 2000. This determination was based on Dr. Fischer's receipt of a large number of options in 1999. The Committee expects, however, that Dr. Fischer will receive an option grant in 2001.



                                          By the Compensation Committee:

                                          Herbert J. Conrad (Chairman)
                                          Gregory F. Zaic
                                          Hal S. Broderson, M.D.

                      STOCK PRICE PERFORMANCE PRESENTATION

         The following graph shows the cumulative total stockholder return for the Company's Common Stock from December 12, 2000, the date of the Company's initial public offering, through March 30, 2001 as compared to (i) an overall stock market index, the NASDAQ Stock Market - U.S. Index and (ii) a peer group index, the NASDAQ Pharmaceutical Index. The returns were calculated assuming that $100 was invested on December 12, 2000 in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

                     [GRAPHIC REPRESENTATION OF LINE CHART]

                                   12/12/00         12/29/00          01/31/01         02/28/01          03/30/01
                                   --------         --------          --------         --------          --------
GenVec, Inc.                        $100.00          $100.00           $ 79.61          $ 63.16           $ 55.26

Nasdaq U.S.                         $100.00          $ 83.94           $ 94.10          $ 72.92           $ 62.73

Nasdaq Pharmaceutical               $100.00          $ 94.75           $ 90.76          $ 86.31           $ 70.26



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July 1997, the Company entered into a Stock Purchase Agreement with the Warner-Lambert Company, which was acquired by Pfizer Inc. in June 2000 and is now a wholly-owned subsidiary of Pfizer, which allows the Company to require Warner-Lambert to purchase up to $20.0 million worth of capital stock in five separate transactions based on the occurrence of particular milestones. Between December 1997 and July 1999, Warner-Lambert had purchased shares of our E1, E2 and E3 Preferred Stock. All of the preferred stock issued to Warner-

Lambert was converted into 1,821,228 shares of Common Stock upon the closing of the Company's initial public offering in December 2000. In addition, Warner-Lambert purchased 421,052 shares of Common Stock at a price of $11.875 per share concurrent with our initial public offering. Wendell Wierenga, one of our directors, was the Senior Vice President of Worldwide Preclinical Research, Development and Technologies for the Parke-Davis Pharmaceuticals Research Division of Warner-Lambert until September 2000.

         In July 1997, the Company also entered into a Research, Development and Collaboration Agreement with Warner-Lambert. Under this agreement, Warner-Lambert agreed to manufacture products that we develop jointly for worldwide commercial sale (excluding Asia). The agreement was amended in January of 1999. Under the amendment, the Company is responsible for collaborating on the development of a manufacturing process for the jointly developed products.

         On March 1, 2000, the Company entered into a consulting agreement with Mr. Herbert J. Conrad, the chairman of the Board of Directors. Under the agreement, Mr. Conrad will consult with us for a minimum of five days per month for $1,500 per day.

                                 OTHER BUSINESS

         The Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

                                 ANNUAL REPORTS

         The Company's annual report to stockholders accompanies this Proxy Statement. In addition, the Company will provide without charge to each person being solicited by the Proxy Statement, upon the written request of such person, a copy of its annual report on Form 10-K for the year ended December 31, 2000 (as filed with the SEC, including the financial statements thereto). All such requests should be directed to Corporate Secretary, GenVec, Inc., 65 West Watkins Mill Road, Gaithersburg, Maryland 20878. The Form 10-K and annual report to stockholders are not part of these solicitation materials.

                              STOCKHOLDER PROPOSALS

         The annual meeting of stockholders for the year ending December 31, 2001 is expected to be held in June 2002 (the "Next Annual Meeting"). All proposals intended to be presented at the Next Annual Meeting must be received at the Company's executive offices, which are located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878, Attention: Corporate

Secretary, not later than January 11, 2002 to receive consideration for inclusion in the proxy statement and form of proxy related to that meeting.

         Pursuant to the proxy rules under the 1934 Act, the Company's stockholders are notified that notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting must be submitted between December 12, 2001 and January 11, 2002 in order to be considered timely. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company's proxy related to the Next Annual Meeting.


                                        By Order of the Board of Directors,

                                        HERBERT J. CONRAD
                                        Chairman


May 11, 2001

                                                                         Annex A


                                  GENVEC, INC.

                             Audit Committee Charter


                                  ORGANIZATION


This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors of any proposed changes in compliance with applicable requirements of self-regulatory organizations. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. The members of the committee will meet the applicable independence and experience requirements of self-regulatory organizations.

                               STATEMENT OF POLICY

The audit committee shall assist the board of directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process and the annual independent audit of the Company's financial statements. In so doing, there shall be free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose. All employees will be directed to cooperate with respect thereto as requested by members of the audit committee.

                         RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. It is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The board shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

o The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet with the independent auditors, with and without management present, to discuss the results of their examinations.

o To the extent practicable, the committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                                                      Appendix A

                                  GENVEC, INC.
                            2000 DIRECTOR OPTION PLAN
                           (As Amended March 14, 2001)

         1. PURPOSES OF THE PLAN. The purposes of this 2000 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

         All options granted hereunder shall be nonstatutory stock options.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  (a)      "BOARD" means the Board of Directors of the Company.

                  (b) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (c)      "COMMON STOCK" means the common stock of the Company.

                  (d)      "COMPANY" means GenVec, Inc., a Delaware corporation.

                  (e)      "DIRECTOR" means a member of the Board.

                  (f) "DISABILITY" means total and permanent disability as defined in section 22(e)(3) of the Code.

                  (g) "EMPLOYEE" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                  (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (i) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established
stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

                           (ii) If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable; or

                           (iii) In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                  (j) "INSIDE DIRECTOR" means a Director who is an Employee.

                  (k) "OPTION" means a stock option granted pursuant to the Plan.

                  (l) "OPTIONED STOCK" means the Common Stock subject to an Option.

                  (m) "OPTIONEE" means a Director who holds an Option.

                  (n) "OUTSIDE DIRECTOR" means a Director who is not an Employee.

                  (o) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (p) "PLAN" means this 2000 Director Option Plan.

                  (q) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

                  (r) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue
Code of 1986.

         3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 350,000 Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

         4. ADMINISTRATION AND GRANTS OF OPTIONS UNDER THE PLAN.

                  (a) PROCEDURE FOR GRANTS. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                           (i) No person shall have any discretion to select
which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

                           (ii) After the effective date of this Plan, each
Outside Director shall be automatically granted an Option to purchase 20,000 Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that on the effective date of the amendment to this Plan each Outside Director then in office shall be granted a supplemental First Option for 10,000 Shares on such date; provided further, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

                           (iii) Each Outside Director shall be automatically
granted an Option to purchase 6,000 Shares (a "Subsequent Option") on the date of the annual stockholders' meetings of each year, provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

                           (iv) Notwithstanding the provisions of subsections
(ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

                           (v) The terms of a First Option granted hereunder
shall be as follows:

                                    (A) the term of the First Option shall be
ten (10) years.

                                    (B) the First Option shall be exercisable
only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                                    (C) the exercise price per Share shall be
100% of the Fair Market Value per Share on the date of grant of the First
Option.

                                    (D) subject to Section 10 hereof, the First
Option shall become exercisable as to 25 percent of the Shares subject to the First Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

                           (vi) The terms of a Subsequent Option granted
hereunder shall be as follows:

                                    (A) the term of the Subsequent Option shall
be ten (10) years.

                                    (B) the Subsequent Option shall be
exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                                    (C) the exercise price per Share shall be
100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

                                    (D) subject to Section 10 hereof, the
Subsequent Option shall become exercisable as to 25 percent of the Shares subject to the Subsequent Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

                           (vii) Each Outside Director shall be automatically
granted an Option to purchase 3,000 Shares (an "Additional Option") for each committee of the Board of Directors on which such Outside Director serves on the date of his or her appointment or reappointment to a committee. An Additional Option shall have terms identical to a Subsequent Option as specified above.

                           (viii) In the event that any Option granted under the
Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

         5. ELIGIBILITY. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof.

         The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

         6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

         7. FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

         8. EXERCISE OF OPTION.

                  (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

         An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) TERMINATION OF CONTINUOUS STATUS AS A DIRECTOR. Subject to
Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                  (c) DISABILITY OF OPTIONEE. In the event Optionee's status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                  (d) DEATH OF OPTIONEE. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         9. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

                  (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                  (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

                  (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

         If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

         For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         11. AMENDMENT AND TERMINATION OF THE PLAN.

                  (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

         12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

         13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         14. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         15. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         16. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.





                                  GENVEC, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Herbert J. Conrad and Paul H. Fischer,
Ph.D. and each of them as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the Company's executive offices located at 65 West Watkins Mill
Road, Gaithersburg, MD 20878 on June 12, 2001 at 9:00 a.m. and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse.



      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE.



(Continued and to be signed on reverse side)

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                         ANNUAL MEETING OF STOCKHOLDERS

                                  GENVEC, INC.

                                  JUNE 12, 2001


1. The election of the named nominees as directors of the Company to serve until the next annual meeting of stockholders and until a successor shall be duly elected and qualified.

FOR ALL NOMINEES EXCEPT AS                    WITHHOLD AUTHORITY TO VOTE
MARKED TO THE CONTRARY BELOW                FOR BOTH NOMINEES LISTED BELOW
           [ ]                                            [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE
THROUGH THE NOMINEE'S NAME BELOW.)

               Nominees: Hal S. Broderson, M.D. and Henry T. Rein

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
                                                     FOR            AGAINST        ABSTAIN
2.  Approval of the amendments to the 2000
     Director Option Plan.                           [ ]               [ ]            [ ]

3.  Approval and ratification of the appointment
     of KPMG LLP as independent auditors
     for the Company.                                [ ]               [ ]            [ ]

4. In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES, FOR THE APPROVAL OF THE AMENDMENTS TO THE 2000 DIRECTOR OPTION PLAN, AND FOR THE APPROVAL AND RATIFICATION OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


Signature         _____________________              Dated: _________, 2001


Signature         _____________________              Dated: _________, 2001


NOTE: Please date, sign and return promptly. Signature of the stockholder(s) should correspond exactly with the name(s) in which the shares are registered. If the shares are registered in the names of two or more persons, each joint owner should sign personally. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title.